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Exhibit 23.1

Consent of Independent Auditors

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-106378 and 333-107163) and the Registration Statements on Form S-8 (Nos. 333-45954, 333-45956, 333-55614, 333-55946 and 333-103475) of Avaya Inc. of our report dated February 9, 2004 relating to the financial statements of Expanets, Inc., which appears in the Current Report on Form 8-K/A of Avaya Inc. dated November 25, 2003.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Florham Park, New Jersey
February 9, 2004

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  Exhibit 23.1
Consent of Independent Auditors